                        NCH CORPORATION AND SUBSIDIARIES
                           DEFINITIVE PROXY STATEMENT
            REGARDING THE COMPANY'S 1999 ANNUAL MEETING OF STOCKHOLDERS


                           SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934



   Filed by the Registrant [ X ]
   Filed by a party other than the Registrant [    ]

   Check the appropriate box:
   [    ]  Preliminary Proxy Statement     [    ]  Confidential, for Use
                                                   of the Commission Only
                                                   (as permitted by Rule
                                                    14a-6(e)(2))
   [ X  ]  Definitive Proxy Statement
   [    ]  Definitive Additional Materials
   [    ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                 NCH Corporation
   ---------------------------------------------------------------------------
   (Name of Registrant as Specified in Its Charter)


   Payment of Filing Fee (Check the appropriate box):

   [ X  ]  No fee required.
   [    ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.

           (1)  Title of each class of securities to which transaction applies:

           (2)  Aggregate number of securities to which transaction applies:

           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           (4)  Proposed maximum aggregate value of transaction:

           (5)  Total fee paid:

   [    ]  Fee paid previously with preliminary materials.

   [    ]  Check box if any part of the fee is offset as provided by Exchange
           Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:

           (2)  Form, Schedule or Registration Statement No.:

           (3)  Filing Party:

           (4)  Date Filed:

                                       [LOGO]





                                2727 Chemsearch Boulevard
                                   Irving, Texas  75062

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                To Be Held July 22, 1999


      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NCH Corporation will be held in the Gourmet Room II of the Crescent Club, 17th Floor, 200 Crescent Court (at the corner of Pearl and Cedar Springs Streets), Dallas, Texas, on Thursday, the 22nd day of July, 1999, at
   10:00 a.m., Central Daylight Time, for the following purposes:

   1. To elect three Class II directors of NCH to hold office until the next annual election of Class II directors by stockholders or until their respective successors are duly elected and qualified.

   2. To ratify the appointment of KPMG Peat Marwick LLP, Certified Public Accountants, to be the independent auditors of NCH for the fiscal year ending April 30, 2000.

   3. To transact such other business as may properly come before the meeting or any adjournments of the meeting.

      The Board of Directors has fixed the close of business on Tuesday, June 1, 1999, as the record date for determining stockholders entitled to vote at and to receive notice of the annual meeting.

      Whether or not you expect to attend the meeting in person, you are urged to complete, sign, and date the enclosed form of proxy and return it promptly so that your shares of stock may be represented and voted at the meeting. If you are present at the meeting, your proxy will be returned to you if you so request.


                                                            Joe Cleveland,
                                                            Secretary

   Dated:  June 22, 1999

                                        [LOGO]



                             2727 Chemsearch Boulevard
                                Irving, Texas  75062

                                   PROXY STATEMENT
                                         For
                          ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on July 22, 1999

                             Dated: June 22, 1999

                       SOLICITATION AND REVOCABILITY OF PROXIES

      The accompanying proxy is solicited by the management of, and on behalf of, NCH Corporation, a Delaware corporation ("NCH"), to be voted at the Annual Meeting of the Stockholders of NCH, to be held Thursday, July 22, 1999 (the "Meeting"), at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting. When properly executed proxies in the accompanying form are received, the shares represented thereby will be voted at the Meeting in accordance with the directions noted on the proxies; if no direction is indicated, then such shares will be voted for the election of the directors and in favor of the proposals set forth in the Notice of Annual Meeting attached to this Proxy Statement.

      The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Meeting:
   (1) matters that NCH's Board of Directors does not know a reasonable time before the Meeting are to be presented at the Meeting; and (2) matters incidental to the conduct of the Meeting. Management does not intend to present any business for a vote at the Meeting other than the matters set forth in the accompanying Notice of Annual Meeting, and it has no information that others will do so. If other matters requiring the vote of the stockholders properly come before the Meeting, then, subject to the limitations set forth in the applicable regulations under the Securities Exchange Act of 1934, it is the intention of the persons named in the attached form of proxy to vote the proxies held by them in accordance with their judgment on such matters.

      Any stockholder giving a proxy has the power to revoke that proxy at any time before it is voted. A proxy may be revoked by filing with the Secretary of NCH either a written revocation or a duly executed proxy bearing a date subsequent to the date of the proxy being revoked. Any stockholder may attend the Meeting and vote in person, whether or not such stockholder has previously submitted a proxy.

      In addition to soliciting proxies by mail, officers and regular employees of NCH may solicit the return of proxies. Brokerage houses and other custodians, nominees, and fiduciaries may be requested to forward solicitation material to the beneficial owners of stock.

      This Proxy Statement and the accompanying proxy are first being sent or given to NCH's stockholders on or about June 22, 1999.

      NCH will bear the cost of preparing, printing, assembling, and mailing the Notice of Annual Meeting, this Proxy Statement, the enclosed proxy, and any additional material, as well as the cost of forwarding solicitation material to the beneficial owners of stock.


                                VOTING RIGHTS

      The record date for determining stockholders entitled to notice of and to vote at the Meeting is the close of business on June 1, 1999. On that date there were 5,408,294 shares issued and outstanding of NCH's $1.00 par value common stock ("Common Stock"), which is NCH's only class of voting securities outstanding. Each share of NCH's Common Stock is entitled to one vote in the matter of election of directors and in any other matter that may be acted upon at the Meeting. Neither NCH's certificate of incorporation nor its bylaws permits cumulative voting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting, but in no event will a quorum consist of less than one-third of the shares entitled to vote at the Meeting. The affirmative vote of a plurality of the shares of Common Stock represented at the Meeting and entitled to vote is required to elect directors. All other matters to be voted on will be decided by a majority of the shares of Common Stock represented at the meeting and entitled to vote. Abstentions and broker nonvotes are each included in determining the number of shares present at the meeting for purposes of determining a quorum. Abstentions and broker nonvotes have no effect on determining plurality, except to the extent that they affect the total votes received by any particular candidate.


                             ELECTION OF DIRECTORS

      NCH's Board of Directors consists of seven members, divided into three classes: Class I (two directors), Class II (three directors), and Class III (two directors). Only the Class II positions are due for nomination and election at the Meeting. The Class III and Class I positions will be due for nomination and election at the annual meetings of stockholders to be held in 2000 and 2001, respectively.

      The intention of the persons named in the enclosed proxy, unless such proxy specifies otherwise, is to vote the shares represented by such proxy for the election of Milton P. Levy, Jr., Thomas B. Walker, Jr., and Robert
   L. Blumenthal as the Class II directors. Messrs. Milton P. Levy, Jr., Thomas B. Walker, Jr., and Robert L. Blumenthal have been nominated to stand for re-election by the Board of Directors until their terms expire or until their respective successors are duly elected and qualified. Messrs. Milton
   P. Levy, Jr., Thomas B. Walker, Jr., and Robert L. Blumenthal are presently directors of NCH. Messrs. Irvin, Lester, and Milton Levy are brothers. Robert L. Blumenthal is a first cousin of Messrs. Irvin, Lester, and Milton Levy. Certain information regarding each nominee and director is set forth below. The number of shares beneficially owned by each nominee is listed under "Security Ownership of Principal Stockholders and Management."

                                Class I Directors


      Rawles Fulgham, 71, has been a director of NCH since 1981. Mr. Fulgham was an executive director of Merrill Lynch Private Capital Inc. from 1982 until 1989, and served as a Senior Advisor to Merrill Lynch & Co., Inc.
   from 1989 until 1998. He is also a director, the Chairman of the Board and the Chief Executive Officer of Global Industrial Technologies, Inc., located in Dallas, Texas. Mr. Fulgham also serves on the boards of BancTec, Inc. and Dorchester Hugoton, Ltd., and from 1975 through October 1998 served on the board of Dresser Industries, Inc. until it was merged with Halliburton Company. Mr. Fulgham is a member of the Audit Committee and the Compensation Committee.

      Lester A. Levy, 76, has been a director and officer of NCH since 1947, and since 1965 has served as Chairman of the Board of Directors of NCH. He is either the president or a vice president of substantially all of NCH's subsidiaries. Mr. Levy is a member of the Stock Option Committee and the Executive Committee.

                          Class II Directors and Nominees

      Robert L. Blumenthal, 68, has engaged in the practice of law since 1957. He is a partner at the Dallas law firm of Carrington, Coleman, Sloman & Blumenthal, L.L.P., which serves as NCH's legal counsel.

      Thomas B. Walker, Jr., 75, has been a director of NCH since 1987. Mr. Walker was a general partner of Goldman, Sachs & Co. from 1968 until 1984 and a limited partner of The Goldman Sachs Group, L.P. ("Goldman Sachs") from 1984 through May 1999, when he assumed his current position as a Senior Director to Goldman Sachs. Mr. Walker is also a director of Sysco Corporation and Riviana Foods, Inc. He is a member of the Audit Committee and the Compensation Committee.

      Milton P. Levy, Jr., 73, has been a director and officer of NCH since 1947, and since 1965 has served as Chairman of the Executive Committee of NCH. He is either the president or a vice president of substantially all of NCH's subsidiaries. Mr. Levy is a member of the Stock Option Committee and the Executive Committee.

      If any of the above nominees for Class II directors should become unavailable to serve as a director, then the shares represented by proxy will be voted for such substitute nominees as may be nominated by the Board of Directors. NCH has no reason to believe that any of the above nominees are, or will be, unavailable to serve as a director.

                             Class III Directors

      Jerrold M. Trim, 62, has been a director of NCH since 1980 and is the president and majority shareholder of Windsor Association, Inc., which is engaged primarily in investment consulting services. He is a member of the Audit Committee and the Compensation Committee.

      Irvin L. Levy, 70, has been a director and an officer of NCH since 1950, and has served as NCH's President since 1965. He is either president or a vice president of substantially all of NCH's subsidiaries. Mr. Levy is a member of the Stock Option Committee and the Executive Committee.

               Meeting Attendance and Committees of the Board

      NCH has audit, compensation, executive, and stock option committees of the Board, whose members are noted above. During the last fiscal year, the Board of Directors met on five occasions, the Compensation Committee met once, the Audit Committee met once, the Executive Committee met at least 25 times, and the Stock Option Committee met once. NCH does not have a standing nominating committee of the Board. Nominees to the Board are selected by the entire Board.


      The Audit Committee of the Board reviews the scope of the independent auditors' examinations and the scope of activities of NCH's internal auditors. Additionally, it receives and reviews reports of NCH's independent auditors and internal auditors. The Audit Committee also meets (without management's presence, if the Audit Committee so desires) with the independent auditors and members of the internal auditing staff, receives recommendations or suggestions for change, and may initiate or supervise any special investigations it may choose to undertake.

      The Compensation Committee recommends to the Board of Directors the salaries of Messrs. Irvin, Lester, and Milton Levy.

      The Executive Committee possesses all of the powers of the Board of Directors between meetings of the Board.

      The Stock Option Committee of the Board determines those employees of NCH and its subsidiaries who will receive stock options and the amount of such options.


              COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

   Director Compensation

      Directors who are not executive officers of NCH receive compensation of $25,000 per annum and $1,000 for each meeting of the Board of Directors or Board committee attended. All other directors receive $1,000 for each such meeting attended. Members of the Stock Option Committee and Executive Committee are not compensated separately for their services on such committees.

   Report on Executive Compensation

   Responsibility for Executive Compensation

      Three outside directors, as the Compensation Committee of NCH (Messrs. Fulgham, Trim, and Walker), have primary responsibility for recommending to the Board the executive compensation program for Messrs. Irvin, Lester, and Milton Levy. The Compensation Committee recommends to the Board an annual aggregate base compensation for the Office of the Executive Committee and is responsible for administering and approving incentive compensation for the Office of the Executive Committee. After Board approval of the Compensation Committee's recommendation for aggregate base compensation (with Messrs. Irvin, Lester, and Milton Levy abstaining), the Messrs. Levy divide the compensation of the Executive Committee among themselves. The Executive Committee is responsible for setting the compensation for all other officers of NCH.

   Executive Compensation Strategy

      With respect to compensation of all key executives other than Messrs. Irvin, Lester, and Milton Levy, NCH's strategy is generally as follows:

   * Attract and retain key executives by delivering a market competitive rate of base pay. Market competitive rates of pay are determined by reviewing compensation data from other companies that resemble NCH in terms of lines of business, size, scope, and complexity.


   * Provide salary increases to key executives based on their individual effort and performance. In addition to the individual's experience, job duties, and performance, annual increases are influenced by NCH's overall performance.

   * Provide annual incentive opportunities based on objectives that NCH feels are critical to its success during the year. Target incentive levels are set on an individual basis and actual awards are made at the Executive Committee's discretion.

   * Provide long-term incentives to key employees so that employees are focused on activities and decisions that promote NCH's long-term financial and operational success. To meet this objective, NCH offers stock options to certain key employees. Options are generally granted for a period of five years at a price that is at least equal to the fair market value of the Common Stock at the time of grant. Options vest in equal increments over a three-year period from the time of grant.


   Compensation of Messrs. Irvin, Lester, and Milton Levy

      In 1994, the Compensation Committee, with assistance from an outside consulting firm, determined the competitiveness of the compensation for the Office of the Executive Committee. Based on survey and proxy analyses performed by the consulting firm, the Compensation Committee adopted the incentive bonus plan described below. All of the companies in the peer group in NCH's performance graph on page 9 of this Proxy Statement, other than Lilly Industries and Lubrizol Corporation, were included in the analysis performed by the consulting firm.

      Although no formula or preset goal is used in setting the base salary for the Office of the Executive Committee, performance in sales and earnings as well as the current economic and competitive environment is considered. The base salary for the Office of the Executive Committee for fiscal 2000 is the same as the base salary for fiscal 1999.

      NCH has adopted a separate strategy with respect to the incentive compensation of the Office of the Executive Committee. Since these individuals are very significant long-term stockholders of NCH, some of the typical approaches to executive compensation that exist in the marketplace are not necessarily relevant at NCH. Long-term incentive programs are implemented for senior executives to create a link between the corporation's performance and the executive's own personal wealth. In light of the shareholding of Messrs. Irvin and Lester Levy, they are already significantly impacted financially by NCH's overall performance. The Compensation Committee generally feels that in this situation any long-term incentive program should be tied to salary or bonus.

      To qualify all compensation paid to the Executive Committee of the Board of Directors as a deductible expense under Section 162 of the Internal Revenue Code (the "Code"), on April 28, 1994, the Compensation Committee of the Board of Directors adopted an incentive bonus plan (the "Bonus Plan"), for the Office of the Executive Committee, which was approved by the stockholders at the 1994 Annual Meeting.


      The Bonus Plan provides a formula for determining the amounts of annual bonuses to be paid to each member of the Executive Committee. Bonus amounts will depend on the amount by which NCH's net income after taxes, but before accrual for any bonus under the Bonus Plan, for a particular fiscal year increases over its net income before accrual for any bonus for the preceding fiscal year. An amendment to the original formula for determining the amounts of annual bonuses was adopted by the Compensation Committee on June 7, 1996, which was approved by the stockholders at the 1996 Annual Meeting, because the formula could have resulted in a member receiving over $1 million in annual compensation, which amount in excess of $1 million would not have been deductible by NCH under Section 162(m) of the Code. As amended, the formula provides as follows. Increases from 10% to less than 15% will result in payment of a $225,000 bonus to each member of the Executive Committee. Increases of 15% or greater will result in payment of a $325,000 bonus to each Executive Committee member. For fiscal 1999, no bonus was payable because NCH's net income did not increase by 10% or more over its net income for fiscal 1998.

      The Bonus Plan prohibits amendment of its terms to increase the cost of the Bonus Plan to NCH or to change the persons to whom bonuses will be paid under the Bonus Plan without a vote of NCH's stockholders.

   Conclusion

      The Compensation Committee believes that current compensation arrangements in place at NCH are reasonable and competitive given NCH's size and status and the current regulatory environment surrounding executive compensation. The base salary program allows NCH to attract and retain management talent. In addition, for those employees who are incentive eligible, such systems continue to provide the necessary link between the attainment of NCH's performance objectives and the compensation received by executives.


                                                   Executive Committee &
      Compensation Committee                       Stock Option Committee
      ----------------------                       ----------------------

      Rawles Fulgham                               Irvin L. Levy
      Jerrold M. Trim                              Lester A. Levy
      Thomas B. Walker, Jr.                        Milton P. Levy, Jr.

      The report on executive compensation will not be deemed to be incorporated by reference into any filing by NCH under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that NCH specifically incorporates the above report by reference.


   Compensation Committee Interlocks and Insider Participation in Compensation Decisions

      Messrs. Irvin, Lester, and Milton Levy are members of the Executive Committee of NCH's Board of Directors, which committee determines most salaries and promotions with respect to officers of NCH and its subsidiaries, and of the Stock Option Committee, which determines those employees of NCH and its subsidiaries who will receive stock options and the amount of such options. Messrs. Irvin, Lester, and Milton Levy are executive officers and employees of NCH.

      NCH's Board of Directors (with the subject members abstaining) determines the salaries of Messrs. Irvin, Lester, and Milton Levy after recommendation of the Compensation Committee, whose members are Rawles Fulgham, Jerrold M. Trim, and Thomas B. Walker, Jr.


   Executive Compensation

      The following table summarizes the compensation paid to Messrs. Irvin, Lester, and Milton Levy, who together hold the office of the Executive Committee, and to NCH's two other most highly compensated executive officers (whose compensation exceeded $100,000 in fiscal 1999) for services rendered in all capacities to NCH during the fiscal years ended April 30, 1999, 1998, and 1997.

                          SUMMARY COMPENSATION TABLE

   Name and                     Annual Compensation(1)
   Principal       Fiscal       ----------------------           All Other
   Positions       Year         Salary(2)       Bonus        Compensation (3)
   --------------  -----        ---------      -------       ----------------

   Irvin L. Levy,
   President        1999         $913,106      $     -             $4,000
                    1998          889,420            -              4,000
                    1997          862,282            -              3,700


   Lester A. Levy,
   Chairman
   of the Board     1999          918,667            -              3,200
                    1998          894,087            -              3,200
                    1997          866,263            -              3,000


   Milton P. Levy, Jr.,
   Chairman of the
   Executive
   Committee        1999          920,636            -              3,200
                    1998          896,074            -              3,200
                    1997          867,598            -              3,000


   Thomas F. Hetzer,
   Vice President
   - Finance        1999          235,995       11,000              4,000
                    1998          221,331       28,000              4,000
                    1997          205,883            -              3,700


   Glen L. Scivally,
   Vice President
   and Treasurer    1999          205,765        6,000              4,000
                    1998          195,846       27,000              4,000
                    1997          182,357            -              3,700

   ----------------------

   (1) Certain of NCH's executive officers receive personal benefits in addition to annual salary and bonus. The aggregate amounts of the personal benefits, however, do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus reported for the named executive officer.

   (2) Includes compensation for services as a director (other than Mr. Hetzer and Mr. Scivally).

   (3) The amounts included in this column were contributed to the accounts of the executives included in the table under NCH's qualified profit sharing and savings plan.

   Retirement Agreements

      NCH has entered into retirement agreements allowing retirement at any time after age 59-1/2 with Messrs. Irvin, Lester, and Milton Levy that provide for lifetime monthly payments and guarantee 120 monthly payments beginning at death, retirement, or disability. Payment under these agreements is $500,000 per year for each of Messrs. Irvin L. Levy, Lester
   A. Levy and Mr. Milton P. Levy, Jr., subject to adjustment each year for increases in the United States Consumer Price Index for the preceding year.


              FIVE YEAR COMPARISON OF CUMULATIVE TOTAL RETURN

      The following graph presents NCH's cumulative stockholder return during the period beginning April 30, 1994, and ending April 30, 1999. NCH is compared to the S&P 500 and a peer group consisting of companies that collectively represent lines of business in which NCH competes. The companies included in the peer group index are Betz Laboratories, Inc. ("Betz"), The Dexter Corporation, Ecolab Inc., Lawson Products, Inc., Lilly Industries ("Lilly"), Lubrizol Corporation ("Lubrizol"), Nalco Chemical Company, National Service Industries, Inc., Petrolite Corporation ("Petrolite"), Premier Industrial Corporation ("Premier"), Quaker Chemical Corporation, Safety-Kleen Corp. ("Safety-Kleen"), and Snap-On Tools Corporation. During fiscal year 1997, Premier was acquired by another corporation. Since Premier's shareholder return is no longer available, it was excluded from the peer group for performance after 1996. During fiscal year 1998, Petrolite was acquired by another corporation and, therefore, was excluded from the peer group for performance after 1997. During fiscal year 1999, Betz was acquired by another corporation, and was excluded from the peer group for performance after 1998. Due to these acquisitions, Lilly and Lubrizol were added to the peer group. The index that includes Lilly and Lubrizol is designated below as "New Peer Group." For comparison purposes, the index without Lilly and Lubrizol is included as "Former Peer Group." Each index assumes $100 invested at the close of trading on April 30, 1994, and is calculated assuming quarterly reinvestment of dividends and quarterly weighting by market capitalization.



   [STOCK PERFORMANCE GRAPH FILED UNDER COVER OF FORM S-E]



                           1994    1995    1996    1997    1998    1999
                           ----    ----    ----    ----    ----    ----
   NCH Corporation          100     109     103     116     119     105
   S&P 500 Index            100     117     153     191     270     329
   Former Peer Group        100     106     127     161     198     200
   New Peer Group           100      94     106     134     160     148

   Data source:  S&P Compustat, a division of McGraw-Hill, Inc.

      The stock price performance depicted in the graph above is not necessarily indicative of future price performance. The graph will not be deemed to be incorporated by reference in any filing by NCH under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that NCH specifically incorporates the graph by reference.

                            SECURITY OWNERSHIP OF
                    PRINCIPAL STOCKHOLDERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of NCH's Common Stock as of June 1, 1999, by: (i) persons known to management to beneficially own more than 5% of NCH's Common Stock; (ii) each director and nominee for director; (iii) the three persons holding the office of the Executive Committee and NCH's two other most highly compensated executive officers (whose compensation exceeded $100,000 in fiscal 1999); and (iv) all directors and executive officers of NCH as a group. Except as noted below, each person included in the table has sole voting and investment power with respect to the shares that the person beneficially owns.

         Name of                Amount & Nature
   Beneficial Owner           of Beneficial Ownership        Percent of Class
   ----------------           -----------------------        ----------------

   Robert L. Blumenthal                         2,683                       *
   Rawles Fulgham (1)                           2,000                       *
   Thomas F. Hetzer                                 0                       -
   Irvin L. Levy (2)(3)                     1,445,248                   26.7%
   Lester A. Levy (2)(4)                    1,442,334                   26.7%
   Milton P. Levy, Jr. (2)(5)                  44,000                       *
   Glen L. Scivally                                 0                       -
   Jerrold M. Trim (6)                              0                       -
   Thomas B. Walker, Jr.                       10,000                       *

   All directors and executive              2,895,778                   53.5%
   officers as a group (12 people)

   Bank One Corp. (7)                         490,820                    9.1%

   ------------------------

   *     Less than 1% of class

   (1) Of these shares, 700 are held by a Dallas bank in trust for the retirement plan and benefit of Mr. Fulgham.

   (2) The address of Messrs. Irvin, Lester, and Milton Levy is P.O. Box 152170, Irving, Texas 75015. The definition of beneficial ownership under the rules and regulations of the Securities and Exchange Commission requires inclusion of the same 29,000 shares held as cotrustees by Messrs. Irvin, Lester, and Milton Levy for a family trust in the totals listed above for each of Messrs. Irvin, Lester, and Milton Levy.

   (3) Irvin L. Levy owns a life estate interest in 1,000,000 shares included in the table over which he has sole voting and investment power, and his children own a remainder interest in such 1,000,000 shares. The table includes 29,000 shares held as cotrustee with his brothers for a family trust over which he shares voting and investment power, the beneficial ownership of which Mr. Levy disclaims.

   (4) Lester A. Levy owns a life estate interest in 625,194 shares included in the table over which he has sole voting and investment power, and his children own a remainder interest in such 625,194 shares. The table includes 29,000 shares held as cotrustee with his brothers for a family trust over which he shares voting and investment power, the beneficial ownership of which Mr. Levy disclaims.

   (5) The table includes 29,000 shares held by Milton P. Levy, Jr. as cotrustee with his brothers for a family trust over which he shares voting and investment power, the beneficial ownership of which Mr. Levy disclaims. Effective May 26, 1998, NCH repurchased from Milton P. Levy, Jr. an aggregate of 1,014,767 shares of NCH Common Stock for a purchase price of $61,789,162, in addition to shares of NCH Common Stock from certain members of his family and trusts for their benefit. See discussion in "Certain Transactions" in this proxy.


   (6) Windsor Association, Inc., of which Mr. Trim is president, has a corporate policy against its employees owning any publicly traded securities.

   (7)  The table sets forth Bank One Corp.'s stockholding based on its latest
   Schedule 13G filed with the SEC dated as of February 1, 1999. Bank One Corp. reports its address as One First National Plaza, Chicago, Illinois 60670. It has sole dispositive power over 490,820 shares, shared dispositive power over 0 shares, sole voting power over 490,820 shares, and shared voting power over 0 shares. The Schedule 13G was originally filed by First Chicago NBD Corporation, which was merged with Banc One Corp. effective October 2, 1998. Bank One Corp. is the surviving corporation in the merger.


                              CERTAIN TRANSACTIONS

      On May 26, 1998, the Board of Directors authorized the repurchase of an aggregate of 1,266,176 shares of NCH Common Stock from Milton P. Levy, Jr., certain members of his family, including his children, their spouses and his grandchildren, and trusts for the benefit of his family members. The repurchases were consummated effective as of May 26, 1998, at a price of $60.89 per share. The total received by Milton P. Levy, Jr. was $61,789,162 for 1,014,767 shares; by Marjorie K. Levy (Mr. Levy's wife) was $2,097,539 for 34,448 shares; and by Mr. Levy's three daughters (Nancy Levy Szor, Sally Levy Rosen, and Kathy Levy Hornbach), their spouses and Mr. Levy's grandchildren or trusts for their benefit $13,210,755 for 216,961 shares. The closing trading price of NCH Common Stock on May 26, 1998, was $65.44.

              SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      During fiscal 1999, Milton P. Levy, Jr. failed to report on a Form 4 in June 1998 the transaction described in "Certain Transactions" above. However, such transaction was reported by NCH on a Current Report on Form 8-K filed with the SEC on June 3, 1998, and in NCH's Proxy Statement for the 1998 Annual Meeting of Stockholders. The failure to report was inadvertant and was corrected on Milton P. Levy, Jr.'s Form 5 filed for June 1999.


                              SELECTION OF AUDITORS

      The Board of Directors has appointed KPMG Peat Marwick LLP, Certified Public Accountants, to continue to be the principal independent auditors of NCH, subject to stockholder ratification at the Meeting. A representative of that firm has been requested to be present at the Meeting and will have an opportunity to make a statement if the representative desires to do so and to respond to appropriate questions.


                             PROPOSALS OF STOCKHOLDERS

      Stockholders of NCH who intend to present a proposal for action at the 1999 Annual Meeting of Stockholders of NCH must notify NCH's management of such intention by notice received at NCH's principal executive offices not less than 120 days in advance of June 22, 2000, for such proposal to be included in NCH's proxy statement and form of proxy relating to such meeting.



                                   ANNUAL REPORT

      The Annual Report for the year ended April 30, 1999, is being mailed to stockholders with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material. NCH will provide without charge to each stockholder to whom this Proxy Statement and the accompanying form of proxy are sent, on the written request of such person, a copy of NCH's annual report on Form 10-K for the fiscal year ended April 30, 1999, including the financial statements and the financial statement schedules, required to be filed with the Securities and Exchange Commission. Requests should be directed to NCH Corporation, Attention: Secretary, P. O. Box 152170, Irving, Texas 75015.



                                                      /s/  Irvin L. Levy
                                                      ------------------
                                                      Irvin L. Levy,
                                                      President

   Irving, Texas
   Dated:  June 22, 1999

   PROXY CARD


                              NCH CORPORATION


                 ANNUAL MEETING OF STOCKHOLDERS-JULY 22, 1999
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned, revoking all prior proxies, hereby appoints James H. Stone, Tom Hetzer, and Joe Cleveland, and any one or more of them, proxy or proxies, with full power of substitution in each, and hereby authorizes them to vote for the undersigned and in the undersigned's name, all shares of common stock of NCH Corporation (the "Company") standing in the name of the undersigned on June 1, 1999, as if the undersigned were personally present and voting at the Company's annual meeting of stockholders to be held on July 22, 1999, in Dallas, Texas, and at any adjournment thereof, upon the matters set forth on the reverse side hereof.

   This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THEN THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, AND IN THE PROXIES' DISCRETION ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING, INCLUDING MATTERS INCIDENT TO THE CONDUCT OF SUCH MEETING.

            (Continued and to be signed on reverse side)

                                    FOR         WITHHOLD AUTHORITY
   1.   Election of Directors       / /                / /

   Nominees:  Milton P. Levy, Jr., Thomas B. Walker, Jr., and
     Robert L. Blumenthal

   ---------------------------------------------------------------------
   Instruction: To withhold authority to vote for all nominees, mark the Withhold Authority box. To withhold authority to vote for any individual nominees, write the nominee's name on the line above.


   2. Proposal to ratify the appointment of KPMG Peat Marwick LLP as independent auditors of NCH Corporation.

   FOR   / /      AGAINST   / /      ABSTAIN   / /


   3. In their discretion, the proxies are authorized to vote upon any other matters that may properly come before the meeting or any adjournment thereof, subject to the limitations set forth in the applicable regulations under the Securities Exchange Act of 1934.

   Dated:                                             , 1999
           -------------------------------------------


           -------------------------------------------
                        Signature


           -------------------------------------------
                   Signature if held jointly

   NOTE: Please sign exactly as name appears hereon. Joint owner should each sign. When signing as attorney, executor, administrator, trustee, guardian, officer or partner, please indicate full title and capacity.